Exhibit 3.2
BYLAWS
OF
1ST CENTURY BANCSHARES, INC.
A Delaware Corporation

ARTICLE I

OFFICES

Section   1.           Registered Office.   The registered office of 1st Century Bancshares, Inc. (the “Corporation”) in the State of Delaware shall be at 615 South DuPont Highway, in the City of Dover, County of Kent, Delaware 19901.  The name of its registered agent at that address is National Corporate Research, Ltd.

Section   2.           Principal Executive Office.   The principal executive office of the Corporation shall be located at such place within or outside of the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) from time to time shall designate.

Section   3.           Other Offices.   The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section   1.           Place of Meetings.   Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).  In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section   2.           Annual Meetings.   The Annual Meeting of stockholders shall be held each year on such date and at such place and time as may be fixed by resolution of the Board of Directors.

Section   3.           Special Meetings.   Unless otherwise prescribed by applicable law or by the Certificate of Incorporation, and subject to the rights of the holders of any series of preferred stock of the Corporation, Special Meetings of stockholders may be called by a majority of the Board of Directors, the Chairman of the Board, the President or by the holders of shares of capital stock entitled to cast not less than ten percent (10%) of the votes entitled to be cast at the meeting.  Any Special Meeting of stockholders shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

Section   4.           Notice of Meetings; Waiver of Notice.   Written or printed notice, stating the place, if any, date and hour of the meeting, the purpose or purposes for which the meeting is called, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given by the Corporation not less than ten nor more than sixty days before the date of the meeting, either personally, by mail or by electronic transmission in accordance with Section 2 of Article VI of these Bylaws, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.  Only such further notice shall be given as may be required by applicable law.  Meetings may be held without notice if all stockholders entitled to vote thereat are present, or if notice is waived by those not present in accordance with Section 3 of Article VI of these Bylaws.  Any previously scheduled meeting of the stockholders may be postponed, and any Special Meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section   5.           Nominations and Proposals.   Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at any Annual Meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 5.

For nominations or other business to be properly brought before an Annual Meeting of stockholders by a stockholder pursuant to clause (c) of the preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business (a) must otherwise be a proper matter for stockholder action under applicable law, (b) must not, if implemented, cause the Corporation to violate any applicable state, federal or foreign law or regulation, each as determined in good faith by the Board of Directors and (c) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined below), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination(s), have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee(s) proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 5, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.  No person may be appointed, nominated or elected a director of the Corporation unless such person, as of the time of the notice of nomination provided for pursuant to this Section 5 and as of the time of appointment or election, would then be able to serve as a director without conflicting in any manner with any applicable state, federal or foreign law or regulation, as determined in good faith by the Board of Directors.

To be timely, a stockholder’s notice shall be delivered to and received by the Secretary at the principal executive offices of the Corporation (a) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, or (b) not later than the close of business on the 45th calendar day, nor earlier than the close of business on the 75th calendar day, prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting, whichever period described in clause (a) or (b) of this sentence occurs first; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, any notice by the stockholder of business or the nomination of directors for election or reelection to be brought before the annual meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; provided, further, that in the event the number of directors constituting the entire Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the date on which the Corporation first mailed to stockholders notice of the preceding year’s annual meeting, a stockholder’s notice required under this Section 5 shall also be considered timely, but only with respect to nominees for new directorships created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of a stockholder meeting commence a new time period for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the “Exchange Act”) and Rule 14a-11 thereunder (or any successor thereto) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a written statement executed by such person acknowledging that as a director of the Corporation, such person will owe a fiduciary duty under the DGCL exclusively to the Corporation and its stockholders and (iii) such other information as the Corporation may reasonably require to determine the qualifications of such proposed nominee to serve as a director of the Corporation, (b) as to each person whom the stockholder proposes to nominate for election or reelection as a director, a certification by such stockholder and such nominee that such nominee is eligible to serve as a director in accordance with this Section 5 as of the date of the notice of nomination and will be eligible to serve as a director in accordance with this Section 5 as of the time of the election, (c) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (d) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Corporation’s books, of the stockholder, such beneficial owner, and any other stockholders and beneficial owners known by such stockholder or such beneficial owner to be supporting such proposed business or nominees, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination(s), a sufficient number of holders of the Corporation’s voting shares to elect such nominee(s) (an affirmative statement of such intent, a “Solicitation Notice”) and (iv) a copy of any such Solicitation Notice.

For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

At a Special Meeting of stockholders, only such business as is set forth in the Corporation’s notice of meeting shall be conducted at the meeting.  Nominations of persons for election to the Board of Directors may be made at a Special Meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph and who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this paragraph.  In the event the Corporation calls a Special Meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the forth paragraph of this Section 5 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such Special Meeting and not later than the close of business on the later of the 90th day prior to such Special Meeting or the 10th day following the day on which public announcement is first made of the date of the Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a Special Meeting commence a new time period for the giving of a stockholder’s notice.

Notwithstanding any provision herein to the contrary, (a) no business shall be conducted at a stockholders meeting except in accordance with the procedures set forth in this Section 5 and (b) only persons nominated in accordance with the procedures set forth in this Section 5, and who meet the eligibility requirements set forth in this Section 5, shall be eligible for election as directors.  The officer of the Corporation presiding at a meeting of stockholders shall, if the facts warrant, determine that the business or the nomination, as the case may be, was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted and any such nomination shall not stand for election or reelection.

In addition to and not to the exclusion of the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 5.  Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section   6.           Quorum; Adjournment.   Except as otherwise provided by applicable law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  The Chairman of the Board of Directors, or in his absence or disability an officer of the Corporation presiding at a meeting of stockholders may adjourn any meeting of stockholders from time to time, whether or not there is such a quorum.  In the absence of a quorum, a meeting of the stockholders may be adjourned by the vote of a majority of the shares represented either in person or by proxy at said meeting.  No notice of the time and place of adjourned meetings need be given except as required by applicable law unless any additional items of business are to be considered or the Corporation becomes aware of an intervening event materially affecting any matter to be voted on more than ten (10) days prior to the date which the meeting is adjourned.  Any business which might have been transacted at the meeting as originally noticed may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section   7.           Voting.   Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat.  Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.  Such votes may be cast in person or by proxy but no proxy shall be valid more than 11 months after its date, unless such proxy provides for a longer period.  A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission, in each case as the Board of Directors, the Chairman of the Board of Directors or the presiding officer of the meeting may determine from time to time.

Section   8.           List of Stockholders Entitled to Vote.   The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (i) during ordinary business hours at the principal place of business of the Corporation, (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (iii) at such other place as may be permitted by applicable law and the Certificate of Incorporation.  If the meeting is to be held at a designated physical location, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section   9.           Stock Ledger.   The stock ledger of the Corporation shall be the only evidence as to who the stockholders entitled to examine the stock ledger are, shall be included on the list required by Section 8 of this Article II, or shall be entitled to vote in person or by proxy at any meeting of stockholders.

Section   10.        Stockholder Action.   Subject to rights, if any, of any series of preferred stock then outstanding, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing of such stockholders.

Section   11.        Conduct of Voting.   At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided, in accordance with such procedures as shall from time to time be determined by the officer of the Corporation presiding at the meeting of stockholders.  If ordered by the presiding officer or required by applicable law, the vote upon any election or question shall be taken by written ballot.  Unless so ordered or required, no vote need be by written ballot.

The officer of the Corporation presiding at a meeting of stockholders shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting.

The Board of Directors shall appoint one or more inspectors, which inspector or inspectors may be individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the officer of the Corporation presiding at a meeting of stockholders shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by applicable law.

ARTICLE III

DIRECTORS

Section   1.           Number and Election of Directors.   Subject to the rights of the holders of any series of preferred stock of the Corporation to elect directors as provided for in the Certificate of Incorporation, the Board of Directors shall consist of at least one (1), but no more than twenty-five (25), members.  The exact number of authorized directors shall be fixed by resolution of the Board of Directors or by the vote of a majority of the shares represented either in person or by proxy at a meeting of the stockholders.

The Board shall consist of no more than two inside directors who do not meet the definition of “Outside Directors”.  An “Outside Director” is any director of the Corporation or its subsidiaries, which, in the opinion of the Board, would not interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, and which meets the independence and experience requirements of the Securities and Exchange Commission (“SEC”) and the Nasdaq National Market (“Nasdaq”) applicable to independent directors as in effect from time to time when and as required by SEC and Nasdaq.

Subject to the Certificate of Incorporation, and Section 2 of this Article and the rights of the holders of any series of preferred stock of the Corporation to elect directors under specified circumstances, directors shall be elected by a plurality of the votes cast at Annual Meetings of stockholders, and each director so elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Any director may resign at any time upon notice to the Corporation in writing or by electronic transmission.  Directors need not be stockholders.

Section   2.           Removal.   Except for directors elected by a series of preferred stock then outstanding, any director or the entire Board of Directors may be removed, but only for cause, and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class.  Nothing in this Section 2 shall be deemed to affect any rights of the holders of any series of preferred stock to remove directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section   3.           Vacancies.   Subject to the rights, if any, of any series of preferred stock then outstanding, and except as otherwise provided in the Certificate of Incorporation, any vacancy, whether arising through death, resignation, retirement, removal or disqualification of a director, and any newly created directorship resulting from an increase in the number of directors, shall be filled solely by a majority vote of the remaining directors even though less than a quorum of the Board of Directors.  A director so elected to fill a vacancy or newly created directorship shall serve until the next annual meeting of the stockholders, or until his or her successor shall have been duly elected and qualified or until such director’s death, resignation or removal.  No decrease in the number of directors shall shorten the term of any incumbent director.

Section   4.           Duties and Powers.   The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section   5.           Meetings.   The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or a majority of the entire Board of Directors then in office.  Notice of such special meeting stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, hand, courier, facsimile, electronic mail or telegram on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.  A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 3 of Article VI of these Bylaws.

Section   6.           Quorum.   Except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Notwithstanding the withdrawal of enough directors to leave less than a quorum, the directors present at a duly organized meeting may continue to transact business until adjournment.

Section   7.           Actions of Board.   Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section   8.           Meetings by Means of Conference Telephone.   Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section   9.           Committees.   The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent allowed by applicable law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.  Each committee shall keep regular minutes and report to the Board of Directors when required.

Section   10.        Compensation.   The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid such compensation for their service on the Board of Directors as may be determined by resolution of the Board of Directors.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed additional compensation for their service on such committees.

ARTICLE IV

OFFICERS

Section   1.          General.   The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors (who must be a director), Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Treasurer, Controller and a Secretary.  The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Certificate of Incorporation or these Bylaws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section   2.           Election.   The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal.  Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by such persons or committee as the Board of Directors delegates.

Section   3.           Voting Securities Owned by the Corporation.   Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities of any other corporation (or other business entity) owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Treasurer, Secretary or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation (or other business entity) in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section   4.           Chairman of the Board of Directors.   The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. Except where by applicable law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors.  During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President.  The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section   5.           Chief Executive Officer.    The Chief Executive Officer shall have general supervision of all property of the Corporation and all of its departments and business units and shall have full authority over all officers and employees, subject to the provisions of these Bylaws and the control of the Board of Directors.  The Chief Executive Officer shall have the power to sign, executed and deliver on behalf of the Corporation all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by applicable law to be otherwise signed, executed and delivered and except that the other officers of the Corporation may sign, execute and deliver documents when so authorized by these Bylaws, the Board of Directors or the President and Chief Operating Officer.  In the absence or disability of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors.  The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

Section   6.           President and Chief Operating Officer.   The President and Chief Operating Officer shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President and Chief Operating Officer shall sign, execute and deliver on behalf of the Corporation all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by applicable law to be otherwise signed, executed and delivered and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, the Chief Executive Officer or the President and Chief Operating Officer.  In the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, the President and Chief Operating Officer shall preside at all meetings of the stockholders and the Board of Directors.  The President and Chief Operating Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

Section   7.           Chief Financial Officer and Treasurer.   The Chief Financial Officer and Treasurer shall consider the adequacy of, and make recommendations to the Board of Directors concerning, the capital resources available to the Corporation to meet its projected obligations and business plans; report periodically to the Board of Directors the financial results and trends affecting the business of the Corporation; and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him or her by the Board of Directors or, subject to the control of the Board of Directors, by a committee thereof.  The Chief Financial Officer and Treasurer shall have the power to sign, executed and deliver on behalf of the Corporation all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by applicable law to be otherwise signed, executed and delivered and except that the other officers of the Corporation may sign and executed documents when so authorized by these Bylaws, the Board of Directors, the Chief Executive Officer or the President and Chief Operating Officer.  The Chief Financial Officer and Treasurer shall supervise the Controller.

Section   8.           Controller.  The Controller shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designee(s).  The Controller shall disburse the funds of the Corporation as may be ordered by the Board of Directors or its designee(s), taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Treasurer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Controller and of the financial condition of the Corporation.  If required by the Board of Directors or its designee(s), the Controller shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section   9.           Secretary.   The Secretary shall give, or cause to be given, notice of and attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required.  If the Secretary shall be unable or shall refuse to give notice of and attend and record the proceedings of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President and Chief Operating Officer may choose another officer to cause such notice to be given and to attend and record the proceedings of such meetings.  The Secretary shall perform such other duties as may be prescribed by the Board of Directors or President and Chief Operating Officer, under whose supervision the Secretary shall be.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by applicable law to be kept or filed are properly kept or filed, as the case may be.  Such books, reports, statements, certificates and other documents and records may be kept within or without the State of Delaware as the Board of Directors may from time to time determine.

Section   10.         Other Officers.   Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section   1.           Stock Certificates.   The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  [Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or vice-chairperson of the Board of Directors, or the President or vice-president and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form.] [TO BE UPDATED PENDING CONVERSATION WITH TRANSFER AGENT] The Corporation shall not have power to issue a certificate in bearer form.

Section   2.           Signatures.   Any or all of the signatures on the certificate may be by a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section   3.           Lost Certificates.   The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section   4.           Transfers.   Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation only at the direction of the record holder of such stock or by his or her attorney lawfully constituted in writing and, if such stock is certificated, upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section   5.           Record Date.   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  Except to the extent otherwise required by applicable law, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may in its discretion fix a new record date for the adjourned meeting.

Section   6.           Beneficial Owners.   The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VI

NOTICES

Section   1.           Notices.   Whenever written notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any stockholder, such notice may be given (i) by mail, addressed to such stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid or (ii) except as provided in the DGCL, by electronic transmission in accordance with Section 2 of this Article VI.  If given by mail, such notice shall be deemed delivered at the time when the same shall be deposited in the United States mail.

Section   2.           Notices by Electronic Transmission.   Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to applicable law, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if:

(i)            the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(ii)           such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)	if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For the purpose of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section   3.           Waivers of Notice.   Whenever notice is required to be given by applicable law, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section   1.           Dividends.   Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its sole and absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section   2.           Disbursements.   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section   3.           Fiscal Year.   The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section   4.           Inspection.   A copy of these Bylaws with all amendments thereto shall at all times be kept in a convenient place at  the principal executive offices of the Corporation and shall be open for inspection to all stockholders during normal business hours.

ARTICLE VIII

INDEMNIFICATION

Section   1.           Indemnification of Directors and Officers.   Each person who was or is made a party or is threatened to be made a party to or is involved in any, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation (or any predecessor) or is or was serving at the request of the Corporation (or any predecessor) as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), including service with respect to employee benefit plans maintained or sponsored by the Corporation (or any predecessor), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within sixty days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these Bylaw or otherwise.

Section   2.           Claims.   To obtain indemnification under this Article VIII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification pursuant to the preceding sentence, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows:  (a) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (b) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change in Control” as defined below, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within sixty days after such determination.

If a claim for indemnification under this Article VIII is not paid in full by the Corporation within sixty days after a written claim pursuant to the preceding paragraph of this Section 2 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

If a determination shall have been made pursuant to this Section 2 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to the preceding paragraph of this Section 2.  The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to the second paragraph of this Section 2 that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VIII.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.  No repeal or modification of this Article VIII shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section   3.           Construction.   If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect such that the Corporation may indemnify to the full extent required by any applicable part of this Article VIII that shall not have been invalidated and  as permitted by applicable law.

Section   4.           Indemnification of Others.   The Corporation shall have the power, to the extent and in the manner permitted by the DGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 4, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a Corporation which was a predecessor Corporation of the Corporation or of another enterprise at the request of such predecessor Corporation.

Section   5.           Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the DGCL.

Section   6.           Other Sources.  The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at the Corporation’s request as a director or officer of another corporation or a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity

Section   7.           Miscellaneous.   For purposes of this Article VIII:

“Change in Control” means the consummation of any of the following transactions:

(1)
a merger or consolidation of 1st Century Bank, N.A. (the “Bank”) or the Corporation with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities (“Voting Securities”) of the Bank or the Corporation (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total Voting Securities of the Bank or the Corporation, or of such surviving entity, outstanding immediately after such merger or consolidation;

(2)
the filing of a plan of liquidation or dissolution of the Bank or the closing of the sale, lease, exchange or other transfer or disposition by the Bank or the Corporation of all or substantially all of the Corporation’s assets;

(3)
any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Corporation, (B) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their beneficial ownership of stock in the Corporation, or (C) the Corporation (with respect to the Corporation’s ownership of the stock of Bank), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Bank or the Corporation representing 50% or more of the Voting Securities; or

(4)
any person (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Corporation, (b) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation, or (c) the Corporation (with respect to the Corporation’s ownership of the stock of the Bank) is or becomes the beneficial owner (within the meaning or Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Bank or the Corporation representing 25% or more of the Voting Securities of such corporation, and within twelve (12) months of the occurrence of such event, a change in the composition of the Board of Directors of the Corporation occurs as a result of which sixty percent (60%) or fewer of the directors are incumbent directors.

“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VIII.

Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE IX

AMENDMENTS

Section   1.           Authority to Amend.   These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be.  All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.  Notwithstanding the foregoing, any alteration, amendment or repeal of, and the adoption of any new Bylaws inconsistent with, all or any portion of Article II hereof, Section 1 or 3 of Article III hereof, Article VIII hereof or this Article IX by the stockholders of the Corporation shall require the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote thereon.

Section   2.           Entire Board of Directors.   As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.